Exhibit 10.1

OPTION AGREEMENT

This Option Agreement is made and entered into by and between American Strategic Minerals Corporation, a Nevada corporation, (hereafter “Buyer”) and Sagebrush Gold, Ltd. (“Sagebrush”), a Nevada corporation, for itself and on behalf of its wholly owned subsidiaries (“CRA”), Green Energy Fields, Inc. (“Green”), a Nevada corporation, and ND Energy, Inc. (“ND”), a Delaware corporation, (Sagebrush, Green and ND, hereafter collectively referred to as “Seller”), effective as of January 26, 2012 (the “Effective Date”).

1.  Seller hereby grants Buyer an irrevocable, unconditional option (the “Option”) to purchase from Seller, for $10.00 (the “Exercise Price”) each of the mining properties described on Exhibit A attached hereto (the “Properties”), on the terms and subject to the conditions set forth herein. As consideration for the Option, Buyer shall deliver to Sagebrush (i) a promissory note from Buyer in the principal amount of $1,000,000 in the form attached hereto as Exhibit B (the “Note), and (ii) 10,000,000 fully paid and non-assessable shares of Buyer’s common stock, par value $0.0001 per share, (collectively, the Option Consideration”) on the terms and subject to the conditions contained in that certain draft Current Report on Form 8-K annexed hereto as Exhibit C (the “Draft 8-K”).  Buyer shall deliver and perform all of its obligations, and agrees to Sagebrush’s rights and privileges with respect to the Option Consideration, effective contemporaneously with the execution of this Agreement, as set forth in the Draft 8-K.

2.  Buyer’s Option to acquire the Properties evidenced by this Option Agreement shall expire and automatically terminate at 11:59 p.m., M.D.T., ninety (90) days from the Effective Date (the “Expiration Date”) if the Option is not exercised by Buyer prior to that date.

3.   Buyer may exercise this Option at any time before the Expiration Date and may exercise this Option as to any number of Properties and in any number of exercise transactions for the Exercise Price.  If Buyer exercises this Option as to some, but not all, of the Properties, the Option shall remain effective as to any other Properties until the Expiration Date at which time the Option with respect to any Properties unexercised shall terminate and expire.  In the event this Option is exercised in multiple exercise transactions, the Buyer shall pay the Exercise Price on each such occasion.

4.  Buyer may exercise this Option at any time before the Expiration Date by giving Sagebrush written notice (“Notice of Exercise”) that Buyer is ready, willing and able to close the purchase of the Properties on a closing date set by Buyer within 45 days of the Notice of Exercise (as may be extended for purposes of completing the transfers and regulatory/recording requirements necessary to effectuate the intent and purposes of this Option Agreement, not to exceed 90 days from the delivery of the Notice of Exercise, unless extended further by the parties).  On receipt of Buyer’s Notice of Exercise, Seller shall contact Buyer and the parties shall mutually agree on a date, time and place of closing.   At Closing, both parties shall sign and deliver to one another such documents as may be necessary to transfer title to the property in fee simple absolute (or such other title which conveys all of the interest in the property as Seller is capable of conveying with no retained interest).  Transfer shall be by warranty deed, free and clear of all liens and encumbrances (or such other method which conveys all of the interest in the Properties as Seller is capable of conveying with no retained interest, taking into account the nature of Seller’s interest).  At Closing, Seller shall also assign and transfer to Buyer all governmental permits which Seller has relating to the Properties being transferred and shall deliver to Buyer all information and data (including compilations of data and regardless of format, physical or electronic) in its possession or subject to its control, including information in the possession or control of any consultants retained by Seller, relating to the Properties being transferred including but not limited to: geologic data; mine or other maps; test results and records; samples and assays; drill hole data and maps; sampling sheets; cost records; records required to be kept by any governmental authority or pursuant to any permits or authorizations; capital investments in or to, or in connection with, the Properties and all milling and smelter reports relating to ore processed for or on behalf of Seller from the Properties being transferred.  Buyer shall bear all costs, fees and expenses necessary to effectuate transfer of the Properties, any permits, and the information required to be supplied to Buyer (including preparation of the deed and any other documents required to accomplish transfer of the Property).

5.  As to each of the mining claims listed on the attached Exhibit A as a patented claim (except for those so marked), Buyer shall conduct its due diligence prior to delivery of a Notice of Exercise, and Seller shall only be required to deliver the documents referred to in Section 4 hereof.   Seller has full legal and unrestricted authority to enter into this Option.  As to each of the mining claims listed on the attached Exhibit A as an unpatented claim, Seller will also warrant that to the best of its knowledge as of the Closing, except as otherwise disclosed or available to Buyer or known or knowable to Buyer as a result of Buyer’s due diligence investigation (each of such representations qualified to the extent that such actions may have been taken by predecessors of the Sellers):  (i) it has fully and completely performed all required location, claim and assessment work or actions necessary to lay claim to said unpatented claims, including the payment of any and all fees associated therewith; (ii) it has filed all documents and taken all other steps necessary to perfect its claim on said land under the laws of the United States and of the states within which any listed claim may be located; (iii) it has diligently pursued all actions available to it to obtain clear title to said claims by patent or otherwise; and (iv) there are no conflicting claims with regard to any such unpatented claims.  At Buyer’s request, Seller shall promptly provide Buyer copies of any patents, claim forms, receipts, title research or other work, and other documents relating to the title it claims to the Properties including location certificates, notices of claims, and all reports relating to any unpatented claims.  In the event of any flaw in Seller’s title to any of the Properties, including any unremedied or unreleased order or directive from any governmental entity received. Seller shall cooperate with Buyer and promptly take following the date hereof (at Buyer’s cost) any action requested by Buyer which may be necessary to remove or correct said flaw or to remedy or release any order or directive.

6.  Seller may continue to explore, develop or operate in, on or under any of the Properties during the term of this Option provided however that it shall at all times fully and completely comply with all applicable permits, laws, regulations and orders relating thereto.

7.  Until the Expiration Date, Buyer shall be permitted to enter upon all or any part of the Properties for the purpose of conducting such inspection or investigation of the Properties as Buyer deems advisable including but not limited to assay, test drilling and other exploratory or assessment activities, provided however that Buyer shall be obligated to make the results of any such investigation, inspection or tests available to Seller within a reasonable time.

8.  Possession of any Property as to which Buyer has exercised its Option shall transfer on Closing of Buyer’s exercise of this Option as to that Property.

9.  All risk of loss relating to any of the Properties, together with all costs and expenses thereof (except as otherwise provided herein), shall remain on Seller until Closing of any sale hereunder.  Seller shall be solely responsible for and shall exclusively bear any liabilities associated with any of the Properties which arise out of events occurring prior to Closing regardless when such claim arises.

10.  Seller shall pay and be solely responsible for all real estate taxes, assessments, bills and expenses relating to the Properties, including past due amounts, interests and penalties up to and including the date of Closing, regardless when such became or become due, and Buyer shall be responsible for such expenses thereafter.

11.  In the event Seller defaults on performance under this agreement, Buyer shall be entitled to obtain specific performance or actual damages or both, against Seller, but shall have no claim in respect of the Option Consideration paid for issuance of the Option hereunder as set forth in Section 1 hereto as to which Buyer releases Sagebrush from any and all claims with respect thereto and agrees that such Option Consideration is irrevocable and shall be paid and all other agreements fully and completed performed as set forth herein.  Sagebrush and Seller shall be entitled to obtain specific performance or actual damages or both, against Buyer with respect to any breaches or threatened breaches by Buyer.

12.           A.  This Option Agreement may be executed by each party separately and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

B.  This Option Agreement shall be read in pari material with all other agreements and instruments executed in connection herewith, provided however that in the event of any conflict between the provisions of this Option Agreement and any other agreement or instrument, the terms of this Option Agreement shall control.  Subject to the foregoing, this Option Agreement contains the parties’ entire agreement with regard to any matters addressed herein.

C.  This Option Agreement may be modified only by written instrument signed by both parties hereto after the date hereof.

D.  Neither party shall have any right to assign or transfer its rights or obligations hereunder without the prior written consent of the other.  Any assignment or transfer which is made in violation of the foregoing provision shall be null and void.  Subject to the foregoing, in the event of a valid assignment or transfer, this Option Agreement shall be binding upon the successors and assigns of the respective parties.

E.  Notice under this Option Agreement may be given to any party by personal delivery or by certified mail or by other service providing confirmation of delivery (whether public or private) or by email, fax or other electronic means.

F.  Notice of this Option and of all material terms hereof including the Expiration Date shall be recorded by Seller upon the written request of Buyer, at Buyer’s sole expense, in the land records of each county in which any of the Properties are located and shall further be provided to any governmental entities which are entitled to such notice by law or regulation.  Seller shall provide Buyer with copies confirming such recordation and delivery within thirty days after the effective date hereof.

G.  In the event either party to this Option Agreement claims a default and wishes to pursue a claim against the other party, the parties' dispute shall be submitted first to mediation before one or more persons selected by mutual agreement of the parties.    This Agreement shall be deemed for all purposes to have been made in the State of Nevada and shall be interpreted in accordance with Nevada law.  As part of its award, any court hearing a dispute involving this Option Agreement shall be required to award the prevailing party its reasonable costs and expenses, including reasonable attorney fees.

H.  Nothing contained in this Option Agreement shall create, or be deemed to create, any sort of  partnership, agency,  joint venture or other similar type of legal relationship between the parties hereto.  Neither party hereto shall have any power or authority to act for or on behalf of the other, or to represent or purport to represent the other, except as expressly provided herein.  All of the rights, duties, obligations and liabilities of each of the parties hereto shall belong to it solely and exclusively, and shall not be, or be deemed to be, joint or collective, it being the intention of the parties that each of them will be liable only for those matters expressly delegated to it hereunder and not for any obligation of the other party.  Seller and Buyer hereby irrevocably indemnifies, and agrees to hold harmless, the other party hereto, its owners, officers, directors, agents, attorneys, and employees, from and against any and all losses, claims, damages and liabilities arising out of any act, obligation or assumption of liability by or on behalf of the indemnifying party, its owners, officers, directors, agents, attorneys or employees.

I.   Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of this Option Agreement.  Each party recognizes and acknowledges that counsel to Seller and Sagebrush has represented other shareholders of the Buyer and may, in the future, represent others in connection with various legal matters (including Buyer and such shareholders) and each party waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

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IN WITNESS WHEREOF, the parties have hereunto set their hands effective as of the date set forth above.

Seller:	Buyer:
Sagebrush Gold, Ltd.	American Strategic Minerals Corporation (Nevada)

By: David Rector, President	By: George Glasier, President

Green Energy, Inc.

______________________________________
By: Joshua Bleak, President

ND Energy, Inc.

_______________________________________
By: Joshua Bleak, President

State of	:
County of	:

Be it remembered that on this _____ day of ____________, 2012, the foregoing instrument was signed and acknowledged before me by ____________, President of American Strategic Minerals Corporation, a Nevada corporation. In testimony whereof, I have hereunto set my hand and affixed my notarial seal on the day and year aforesaid.

________________________________________
Signature of Notary Public

My commission expires on _______________.

State of	:
County of	:

Be it remembered that on this _____ day of ____________, 2012, the foregoing instrument was signed and acknowledged before me by ________________________, President of Sagebrush Gold, Ltd.  In testimony whereof, I have hereunto set my hand and affixed my notarial seal on the day and year aforesaid.

________________________________________
Signature of Notary Public

My commission expires on _______________.

State of	:
County of	:

Be it remembered that on this _____ day of ____________, 2012, the foregoing instrument was signed and acknowledged before me by ____________, President of ND Energy Inc., a Delaware corporation and Green Energy Fields, Inc., a Nevada corporation. In testimony whereof, I have hereunto set my hand and affixed my notarial seal on the day and year aforesaid.

________________________________________
Signature of Notary Public

My commission expires on _______________.